NanoMed Tracking, Inc.

Marking medical instruments with invisible nano quantum dots to track large numbers of instruments within hospitals



Invest

$99.22 minimum investment

Deadline October 4, 2021
in 2 months

Share Price
$0.41

Total Raised
$0

Valuation
$3,997,500

4(a)(6) offering provided by Netcapital Funding Portal Inc. Security transfer functionality provided by Netcapital Systems LLC.

PROBLEM

Hospitals are facing an ever growing need to reduce costs, increase efficiency and productivity, as well as patient safety. The rising number of surgical procedures is creating an urgent demand for technologically advanced processes:

- Less than 3% of hospitals have a system to track at the instrument level
- Count discrepancy in 1:8 surgical trays with an average of 20 minutes to resolve results in significant revenue loss

Since operating rooms are the main revenue generating space for hospitals, hospitals are seeking state-of-the-art technology that will support effective management of operating rooms to maximize performance and efficiency. Additionally, health reform is driving the need for hospitals to capture, store, aggregate, and retrience clinical information via electronic mediums.

SOLUTION

NanoMed manages surgical instrument inventories & automates tray assembly through the use of a revolutionary optical Quantum Dot technology. The Company has developed a revolutionary solution to these challenges as an innovative system that:

- offers an immediate ROI
- enhances patient safety
- improves instrument management

Surgical tray



OUR SOLUTION – SINGLE SNAP SHOT
Faster Tray Assembly: Reduced by 50%
Fully Automated
Assures Tray Accuracy
Eliminates Human Error
Quantum Dot Marker applied to all Surgical Instruments in the hospital and entered in database
Surgical Tray Leaves OR to be Re-Assembled
Optical Reader Reads all Markers within 3-5 seconds: Instrument/Mfg/Date Code/Serial #
Scans Compares with Inventory Management Software
Instant Scan Results
2 Hemostats Missing
Tray Complete
Tray is Re-Assembled
1
2
3
4
5

What makes the NanoMed system unique is the revolutionary Optical and Quantum Dot technology. A unique polymer/QDot marker that is completely invisible to the eye, and unobtrusive to the surgeon, is applied to each instrument. Then, within seconds, our optical scanner reads the unique markers on the instruments in the surgical tray and identifies if the tray is complete or has any missing instruments via a data management software system.

BUSINESS MODEL

revenue-model



DYNAMIC RECURRING REVENUE MODEL
Per Average Hospital (15 OR's)
3 to 5 year Contractual Agreements
• Software Licensing
$75,000/yr
• Service Agreement:
(monthly (monthly (marking of new replacement instruments)
$24,000/yr
• Instrument Marking fee:
(Initial marking of all instruments in hospital)
$40,000 set-up
• Hardware:
- Optical Reader and Polymer Applicator
$100,000 set-up
NanoMed
TRACKING TO A BETTER LIFE

NanoMed plans to work on 3 to 5 year contractual agreements on four revenue streams, including:

- Software Licensing
- Service Agreements
- Instrument Marking Fees
- Hardware

MARKET

Hospital expenditure in surgical equipment


MARKET OVERVIEW
TODAYS MARKET
✓ $1.1B US Market / $2B Global Market
✓ 5600 Hospitals in the US
✓ Less than 3% of hospitals track individual surgical instruments
✓ Fragmented Market / No dominant Player
NanoMed CORE COMPETENCIES
✓ Surgical Instrument Tracking Solution
✓ Inventory Management Software Solution
- Manage Instrument Inventory
- Instrument Maintenance & Repair
- Instrument Usage
ANCILLARY MARKETS
✓ Aerospace: Track Airplane Components
✓ Government/Military: Track Weapons
✓ Construction: Track Materials & Tools
✓ Automotive: Car Components

The US hospital market is fragmented, with no dominant player. Of the 5600 hospitals in the US, less than 3% track individual surgical instruments.

- $1.1B US Market
- $2B Global Market

COMPETITIVE LANDSCAPE

single-snapshot-solution


NANOMED'S SINGLE SNAPSHOT SOLUTION FILLS THE GAPS
• Invisible to the eye
• Automates Tray Assembly
• Eliminates Human Error
• Reduces Tray Assembly Time over 50%
• Marker is Unobtrusive to the instrument
• Cost effective: $0.01 per marker
Polymer marker
Marker exposed to Optical reader
NanoMed
TRACKING TO A BETTER LIFE

The competitive landscape is very fragmented with no one company owning any significant market share. The competitor solutions such as barcodes and RFID tags have significant gaps and are inefficient. They are difficult to apply, costly to apply and manage and not user friendly. The market is well positioned for a technology solution such as NanoMed Tracking to establish itself as the industry standard.

TEAM

The NanoMed team comes with 50 years of medical experience, a world renowned scientific team, 15 start-ups, and 6 exits.





John Clark

CEO

John Clark has 30 years of experience developing and commercializing medical device technologies. He is the Founder and CEO of Global Cancer Technology and American Radiosurgery and has launched 10 medical device start-ups including Edmonds Medical Systems, Clinical Diagnostic Products and Andros Medical and Laser Systems.

Marc Potvin

President & COO

Marc Potvin has 25 years experience in operations, sales & marketing, engineering, supply chain, and strategy roles with 15 years experience in the medical device industry. In 2008 he founded Agility Management, a human capital company sold in 2015. He serves as a Board member of Connect/SDSI, a business incubator for start-ups

Tom Hamelin

VP of Hospital Operations

Tom Hamelin has 30 years of experience in Hospital Administration, and as the Senior Director of Perioperative Services and Radiology. He was a former Director at UMMC, St. Vincent Hospital, and Boston Medical Center and the former VP at Awarepoint. He holds a BS, BSN, MSN, MBA and Doctorate of Nursing Practice (DNP).



Milan Mikale PhD, MSEE

CTO

Dr. Makale has been a scientist at UCSD since 2001. He is a Research Scientist-Bioengineer in Neuro-Oncology at the Moores Cancer Center. Dr. Makale has a PhD in radiation biology and MSEE (electrical engineering and computer science) specializing in biomedical engineering with a focus on development of radiation sensitizers, cell cycle checkpoint inhibitors, theranostic nanoparticles, neurotechnology and neural devices.

Scientific and Medical Advisory Group



Saddik Essner, PhD

Applied Physics and Electrical Engineering from UCSD Professor of Nanoengineering and Electrical and Computer Engineering at UC San Diego. Internationally known expert in photonics, opto-electronics, and cancer nanotechnology. Sadik served as director of major research centers including NCI funded NanoTumor Center at UCSD. Specializes in cancer nanotechnology, in vivo imaging, optical systems and their interface with electronics and software. Sadik has been closely involved with 12 startup companies as co-founder including Genoptix, Nanogen, OriMedix, Devacell, and Ziva. Authored more than 350 publications.



Wolf Wrasidlo, PhD

Organic Chemistry from San Diego State University & University of Erlangen. Highly experienced polymer and organic chemist. Head of the Chemical Biology Program at the Moore's Cancer Center at the UC San Diego School of Medicine and a Research Scientist in the Department of Neuroscience. Held senior level positions at The Scripps Research Institute, Humboldt University Berlin Medical School, University of Tuebingen Childrens' Hospital, and Columbia University. Distinguished Research Fellow at TargeGen, a Founder and the Head of Research at Brunswick Biotechnetics, a Research Scientist at General Atomics, and a member of the Member- Macromolecular Chemistry Group at the Boeing Scientific Research Institute and founder of Neuropore. Milan Makale, PhD, Radiation Biology at the University of Alberta.

USE OF PROCEEDS

If the offering's maximum amount of $107,000 is raised:

Use	Value	% of Proceeds
Printer Applicator	$45,000	42.1%
Optical Reader	$45,000	42.1%
Software Development	$10,000	9.3%
Legal & Accounting	$1,757	1.6%
Intermediary fees	$5,243	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in NanoMed Tracking, Inc.. This offering must raise at least $10,000 by October 4, 2021 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. NanoMed Tracking, Inc. may issue additional securities to raise up to $107,000, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,010,975 shares
× $0.41 per share

$4,104,500 implied valuation

FINANCIALS

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

› Website

UPDATES

Aug 4, 2021 • Primary offering of 260,975 shares at $0.41

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